REGISTRATION RIGHTS AGREEMENT


               REGISTRATION RIGHTS AGREEMENT, dated as of August 7, 2000 by and between NorthPoint Communications Group, Inc., a Delaware corporation ("Issuer"), and Bell Atlantic Corporation (d/b/a Verizon Communications), a Delaware corporation ("Purchaser").

               1. Introduction. Issuer is a party to a Securities Purchase Agreement (the "Purchase Agreement") with Purchaser, pursuant to which Issuer has agreed, among other things, to issue to Purchaser shares of a new series of Issuer preferred stock designated 9% Convertible Preferred Stock, par value $0.001 per share (the "9% Preferred Stock"). This Agreement shall become effective upon the issuance of such shares to Purchaser pursuant to the Purchase Agreement (the date of such issuance being the "Closing Date"). Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to Sections shall be to sections of this Agreement.

               2. Registration under Securities Act, etc.

               2.1 Registration on Request.

                   (a) Demand. The holders of the Registrable Securities may make up to three written requests (subject to increase pursuant to Sections 2.1(d) and 2.1(f)) that Issuer effect the registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"), provided that not less than 10% of the Registrable Securities are included in such Demand Registration. Any request for a Demand Registration will specify the aggregate number of Registrable Securities proposed to be sold and the intended method of disposition thereof. Issuer will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect such registration under the Securities Act of:

                             (i) the Registrable Securities which Issuer has been so requested to register by Purchaser for disposition in accordance with the intended method of disposition stated in such request; and

                             (ii) all securities which Issuer may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.1,


all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional securities referred to in clause (ii) above, if any, so to be registered.

                      (b) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission (i) as shall be selected by Issuer and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration.

                      (c) Expenses. Issuer shall pay any Registration Expenses incurred in connection with each Demand Registration request. Underwriting discounts and commissions and transfer taxes (if any) in connection with each such registration shall be allocated pro rata among all persons on whose behalf securities of Issuer are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

                      (d) Effective Registration Statement. A Demand Registration request shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after Issuer has filed a registration statement with respect thereto solely by reason of the refusal to proceed of Purchaser (other than a refusal to proceed based upon the advice of counsel to Purchaser relating to a matter with respect to Issuer, in which case the registration shall be deemed not to have been effected) shall be deemed to have been effected by Issuer at the request of Purchaser, (ii) if, after it has become effective, such registration becomes subject to, for longer than 60 days, any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason which would prevent the effectiveness of the registration statement not attributable to Purchaser or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of an act or omission by Purchaser.

                      (e) Selection of Underwriters. If a Demand
Registration involves an underwritten offering, the underwriter or underwriters thereof shall be selected by Purchaser, subject to Issuer's approval, which shall not unreasonably be withheld, provided that if Issuer does not grant its approval pursuant to the preceding sentence, Purchaser shall select one or more underwriters other than the underwriter or underwriters to which objection was so made, which shall also be subject to Issuer's approval, which shall not be unreasonably withheld.

                      (f) Priority in Demand Registrations. If a Demand Registration involves an underwritten offering, and the managing underwriter shall advise Issuer in writing (with a copy to Purchaser) that, in its opinion, the number of securities requested to be included in such registration (including securities of Issuer which are not Registrable Securities) exceeds the number which can be sold in such offering, Issuer will include in such registration, to the extent of the number which Issuer is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by Purchaser and
(ii) second, securities Issuer proposes to sell. If any shares requested to be included in such registration by Purchaser are excluded from registration, then Purchaser shall have the right to withdraw all, or any part, of its shares from such registration and if all shares are withdrawn in full such Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration. If any shares requested to be included in the final Demand Registration request permitted under Section 2.1(a) are excluded from such final Demand Registration request, then, notwithstanding participation in such registration, the final Demand Registration request shall not be deemed to have been effected and will not count as a Demand Registration under Section 2.1(a).

               2.2 Incidental Registration. If Issuer at any time after the Closing Date proposes to register any securities under the Securities Act on Form S-1, S-2 or S-3 or any successor or similar form (except registration on any such form or similar form(s) solely for registration of securities in connection with an employee benefits plan or dividend reinvestment plan or a merger or consolidation) and other than pursuant to
Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to Purchaser of its intention to do so and of Purchaser's rights under this Section 2.2. Upon the written request of Purchaser made within 10 business days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Purchaser and the intended method of disposition thereof, provided that if the securities to be registered by Issuer are to be distributed through one or more underwriters as provided in Section 2.4, Purchaser must agree to distribute such Registrable Securities by or through such underwriter or underwriters), Issuer will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Issuer has been so requested to register by Purchaser, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which Issuer proposes to register (whether or not for sale for its own account); provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Issuer shall determine for any reason either not to register or to delay registration of such securities, Issuer may, at its election, give written notice of such determination to Purchaser and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of Purchaser to request that such registration be effected as a Demand Registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this
Section 2.2 shall relieve Issuer of its obligation to effect any Demand Registration, nor shall any such registration hereunder be deemed to be a Demand Registration. Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

               2.3 Registration Procedures. If and whenever Issuer is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, Issuer shall:

                             (i) prepare and file (in the case of a Demand Registration, such filing to be made within 60 days after the initial request of Purchaser or in any event as soon after such 60 day period as possible) with the Commission the requisite registration statement to effect such registration and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective, provided, however, that Issuer may postpone the filing or effectiveness of any registration statement otherwise required to be filed by Issuer pursuant to this Agreement or suspend the use of any registration statement for a period of time, not to exceed 90 days in any 12-month period, if Issuer determines that the filing or continued use of such registration statement would require Issuer to disclose a material financing, acquisition or other corporate development of Issuer or any of its affiliates and Issuer shall have determined that such disclosure is not in the best interests of Issuer (any such determination to be made by resolution of the Board of Directors of Issuer or a committee thereof); provided, further, that Issuer may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                             (ii) subject to Section 2.1(d), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (B) the expiration of 90 days after such registration statement becomes effective;

                             (iii) furnish to Purchaser such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                             (iv) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as Purchaser shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to consummate the disposition in such jurisdictions of the Registrable Securities, except that Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation or dealer in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction or to consent to general service of process in any such jurisdiction;

                             (v) furnish to each underwriter, if an
        underwritten offering, customary "cold comfort" letters from its independent auditors, legal opinions from counsel to Issuer on customary matters, and such other certificates or other instruments reasonably requested by such underwriters;

                             (vi) notify Purchaser and the managing
        underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                                    (A) when the registration statement,
               the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                                    (B) of any request by the Commission
               for amendments or supplements to the registration statement or the prospectus or for additional information;

                                    (C) of the issuance by the Commission
               of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                                    (D) if at any time the representations
               and warranties of Issuer made as contemplated by Section 2.4 below cease to be true and correct; and

                                    (E) of the receipt by Issuer of any
               notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                             (vii) notify Purchaser, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, upon Issuer's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and as soon as practicable prepare and furnish to Purchaser and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                             (viii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                             (ix) cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which the same securities issued by Issuer are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify;

                             (x) cooperate with Purchaser and each
        underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                             (xi) during the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange act; and

                             (xii) otherwise use its commercially
        reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with Issuer's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Issuer may require Purchaser to furnish Issuer such information regarding Purchaser and the distribution of the Registrable Securities as Issuer may from time to time reasonably request in writing.

               Issuer will not file any registration statement under
Section 2.1 or amendment thereto or any prospectus or any supplement thereto (excluding documents incorporated by reference which constitute required reports under the Exchange Act) to which Purchaser shall reasonably object, provided that Issuer may file such document in a form required by law or upon the advice of its counsel.

               At least one day prior to any disposition of Registrable Securities by Purchaser, Purchaser will orally advise Issuer of the dates on which such disposition is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition and such other information as Issuer may reasonably request in order to supplement the prospectus contained in any registration statement in accordance with the rules and regulations of the Commission. Promptly after receiving such advice, Issuer will, if necessary, (i) prepare a supplement to such prospectus based upon such advice and file the same with the Commission pursuant to Rule 424(b) under the Securities Act and (ii) if necessary, qualify the Registrable Securities to be sold under the securities or blue sky laws of such jurisdictions in the United States as Purchaser shall reasonably request (subject to the proviso of Section 2.3(iv)).

               Purchaser agrees by acquisition of the Registrable Securities that, upon receipt of any notice from Issuer of the occurrence of any event of the kind described in subdivisions (vi) or (vii) of this
Section 2.3, Purchaser will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by subdivisions (vi) or
(vii) of this Section 2.3 and, if so directed by Issuer, will deliver to Issuer (at Issuer's reasonable expense) all copies, other than permanent file copies, then in Purchaser's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

               2.4 Underwritten Offerings.

                   (a) Demand Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a Demand Registration, Issuer will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to Issuer and Purchaser, and to contain such representations and warranties by Issuer and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities substantially the same as those provided in Section
2.6. Purchaser will cooperate with Issuer in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of Issuer regarding the form thereof. Purchaser shall be a party to such underwriting agreement.

                   (b) Incidental Underwritten Offerings. If Issuer at any time proposes to register any securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, Issuer will, if requested by Purchaser as provided in Section 2.2 and subject to the provisions of Section 2.3, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by Purchaser among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform Purchaser and the holders of any other securities which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under Section 2.2 by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities so requested to be included would interfere with the successful marketing of the securities by the underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and shares of other securities so requested to be included which may be included in such underwritten offering without such effect), then Issuer may, upon written notice to Purchaser and all holders of such other securities so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other securities so requested to be included in the registration of which shall have been requested by Purchaser and by the holders of such other securities so that the resultant aggregate number of such Registrable Securities and of such other shares of securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter. Purchaser shall be a party to the underwriting agreement between Issuer and such underwriters. If, as a result of the provisions of this
Section 2.4(b), Purchaser shall not be entitled to include all Registrable Securities in a registration that it has requested to be so included, Purchaser may withdraw its request to include Registrable Securities in such registration statement prior to its effectiveness.

                   (c) Participation in Underwritten Offerings. Purchaser agrees that it will complete and execute all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of any underwriting arrangements.

               2.5 Terms of Other Registration Rights. Without limiting any of the registration rights granted pursuant to Sections 2.1 and 2.2, to the extent that the terms and conditions of any third party's registration rights in effect prior to or after the date hereof are more favorable than the rights granted hereunder, Purchaser shall, at its option, be entitled to the same terms and conditions of such third party's registration rights, such that Purchaser's registration rights are not less favorable than such third party's registration rights.

               2.6 Indemnification.

                   (a) Indemnification by Issuer. In the event of any registration of any securities of Issuer under the Securities Act, Issuer will, and hereby agrees to, indemnify and hold harmless Purchaser, its directors and officers, and each other Person, if any, who controls Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or (y) alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Issuer will reimburse Purchaser and each such director, officer, and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Issuer through an instrument duly executed by Purchaser specifically stating that it is for use in the preparation thereof, provided, further, that Issuer shall not be liable to Purchaser in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of Purchaser's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus; and provided, further, that Issuer shall not be liable to Purchaser in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based (i) upon the use of any preliminary final or summary prospectus by or on behalf of Purchaser after Issuer has notified Purchaser, in accordance with Section 2.3(vii), that such prospectus contains an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
(ii) the use of any final prospectus, as amended or supplemented, by or on behalf of Purchaser after such time as the obligation of Issuer to keep the related registration statement effective has expired or (iii) any violation of any federal or state securities laws, rules or regulations committed by Purchaser (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) above and as to which Purchaser would otherwise be entitled to indemnification hereunder). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any such director, officer, or controlling Person and shall survive the transfer of such securities by Purchaser.

                   (b) Indemnification by Purchaser. Issuer may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that Issuer shall have received an undertaking satisfactory to it from Purchaser, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) Issuer, each director of Issuer, each officer of Issuer and each other Person, if any, who controls Issuer within the meaning of the Securities Act, with respect to (i) any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Issuer through an instrument duly executed by Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, (ii) the use of any prospectus by or on behalf of Purchaser after Issuer has notified Purchaser that such prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
(iii) the failure to send or deliver to a Person to whom Purchaser sells Registrable Securities at or prior to the written confirmation of sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Issuer has previously furnished copies thereof to Purchaser or its representatives, or (iv) any violation by Purchaser of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon circumstances described in clause (x) or (y) of Section 2.6(a) above and as to which Purchaser is entitled to indemnification thereunder). Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Issuer or any such director, officer or controlling person and shall survive the transfer of such securities by Purchaser. Notwithstanding the foregoing, the indemnity obligation of Purchaser pursuant to this Section 2.6(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by Purchaser for the sale of shares by Purchaser in a registration hereunder.

                   (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, enclosing a copy of all papers served, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, and a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                   (d) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   (e) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by Issuer on the one hand and Purchaser on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Issuer on the one hand and of Purchaser on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by Issuer on the one hand and Purchaser on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by Issuer from the initial sale of the Registrable Securities by Issuer bear to the gain, if any, realized by Purchaser. The relative fault of Issuer on the one hand and of Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Issuer or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions
(a) or (b) of this Section 2.6 had been available under the circumstances.

               Issuer and Purchaser agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this
Section 2.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

               Notwithstanding the provisions of this subdivision (e), Purchaser shall not be required to contribute any amount in excess of the amount by which the total proceeds (before deducting underwriting discounts and commissions and expenses) received by Purchaser from the sale of Registrable Securities exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                      9% Preferred Stock: As defined in Section 1.

                      Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                      Issuer: As defined in the introductory paragraph of this Agreement.

                      Demand Registration: A registration under the Securities Act requested in accordance with Section 2.1.

                      Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular Section of the Securities Exchange Act of 1934 shall include a reference to the comparable Section, if any, of any such similar Federal statute.

                      Person: A corporation, an association, a partnership, a limited liability company, an organization, business, an individual, a governmental or political subdivision thereof, a governmental agency or any other entity.

                      Registrable Securities: Any shares of 9% Preferred Stock issued to Purchaser pursuant to the Purchase Agreement and any securities issued or issuable with respect to any 9% Preferred Stock referred to above by way of conversion, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (c) they shall have ceased to be outstanding.

                      Registration Expenses: All expenses incident to Issuer's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Issuer and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of one counsel to Purchaser, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

                      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time.

               4. Amendments and Waivers. This Agreement may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer shall have obtained the written consent to such amendment, action or omission to act, of Purchaser.

               5. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any party hereto shall be in writing and shall be given and addressed to such party in the manner set forth in the Purchase Agreement or at such other address as such party shall have furnished to the other party in writing. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above.

               6. Assignment. Issuer shall not assign (whether by operation of law or otherwise) any of the rights, interests or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign (whether by operation of law or otherwise) all or any part of its rights, interests or obligations under this agreement, to the extent permitted by law, to any Person to whom Purchaser sells, transfers, assigns or pledges such Registrable Securities, without the prior written consent of Issuer if
(i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and Issuer is furnished a copy of such agreement, and
(ii) Issuer is furnished, within ten days after such transfer or assignment, with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights or interests are being assigned. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               7. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

               8. Governing Law. This agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule thereof.

               9. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               10. Entire Agreement. This Agreement embodies the entire agreement and understanding between Issuer and Purchaser relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

               11. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 5 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 5) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

               12. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                               * * * * * * *


               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                             NORTHPOINT COMMUNICATIONS GROUP, INC.


                             By:__________________________________________
                                Name:
                                Title:


                             BELL ATLANTIC CORPORATION (D/B/A
                               VERIZON COMMUNICATIONS)


                             By: __________________________________________
                                 Name:
                                 Title: